Exhibit 2.6
STATE OF TEXAS

COUNTY OF BEXAR


                         USET ACQUISITION PARTNERS, L.P.
                       ASSIGNMENT OF PARTNERSHIP INTERESTS


        For value received, as more specifically described in the AGREEMENT FOR PURCHASE AND SALE OF PARTNERSHIP INTERESTS IN USET ACQUISITION PARTNERS, L.P., all of even date herewith, UNITED SERVICES AUTOMOBILE ASSOCIATION, a reciprocal interinsurance exchange of San Antonio, Bexar County, Texas, a limited partner in the Texas limited partnership of USET Acquisition Partners, L.P., does hereby assign, sell, transfer and convey all its right, title and interest IN USET ACQUISITION PARTNERS, L.P. to UPAT SERVICES, INC., a Delaware corporation, free and clear of all liens, claims, encumbrances or security interests.


Date:                                  UNITED SERVICES AUTOMOBILE
                                       ASSOCIATION, a reciprocal
                                       interinsurance exchange

                                        By:  David G. Peebles
                                             David G.  Peebles
                                             Vice President